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As filed with the Securities and Exchange Commission on August 19, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

REMEC, INC.
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	95-3814301 (I.R.S. Employer Identification No.)

3790 Via de la Valle, Suite 311
Del Mar, California 92014
(Address of Principal Executive Offices)

EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)

Ronald E. Ragland
Chairman & Chief Executive Officer
REMEC, INC.
3790 Via de la Valle, Suite 311
Del Mar, California 92014
(Name and Address of Agent For Service)

(858) 505-3713
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

VICTOR A. HEBERT, ESQ.
RANDALL B. SCHAI, ESQ.
HELLER EHRMAN WHITE & MCAULIFFE LLP
333 BUSH STREET
SAN FRANCISCO, CALIFORNIA 94101
Telephone: (415) 772-6000
Facsimile: (415) 772-6268

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	750,000	$3.95	$2,962,500	$273
(1)
The shares covered by this registration statement represent the shares of Common Stock which have become available for issuance under the Registrant's Employee Stock Purchase Plan as a result of amendments to such plans approved by the shareholders at the Registrant's Annual Meeting of Shareholders held on June 14, 2002. Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)
Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on August 15, 2002.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

        The contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 8, 2001 (File No. 333-67100) is incorporated by reference into this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

5	Opinion of Heller Ehrman White & McAuliffe LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5)
24	Power of Attorney (page II-2)
99.1	REMEC, Inc. Employee Stock Purchase Plan (amended and restated as of June 14, 2002)

II-1

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Del Mar, State of California, on this 19th day of August, 2002.

REMEC, INC.
By:	/s/ RONALD E. RAGLAND Ronald E. Ragland Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Ronald E. Ragland and David L. Morash his true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the registration statement on Form S-8, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD E. RAGLAND Ronald E. Ragland	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 19, 2002
/s/ DAVID L. MORASH David L. Morash	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 19, 2002
/s/ THOMAS A. CORCORAN Thomas A. Corcoran	Director	August 19, 2002
/s/ ANDRE R. HORN Andre R. Horn	Director	August 19, 2002
/s/ JEFFREY M. NASH Jeffrey M. Nash	Director	August 19, 2002
/s/ MARK D. DANKBERG Mark D. Dankberg	Director	August 19, 2002

II-2

INDEX TO EXHIBITS

Item No.	Description of Exhibits
5	Opinion of Heller Ehrman White & McAuliffe LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5)
24	Power of Attorney (page II-2)
99.1	REMEC, Inc. Employee Stock Purchase Plan (amended and restated as of June 14, 2002)

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STATEMENT UNDER GENERAL INSTRUCTION E REGISTRATION OF ADDITIONAL SECURITIES
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS